                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12

                                MATRIXONE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                MATRIXONE, INC.
                              210 Littleton Road
                         Westford, Massachusetts 01886

                                _______________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                _______________

To The Stockholders:

     The annual meeting of stockholders of MatrixOne, Inc. (the "Company"), a Delaware corporation, will be held on Friday, November 9, 2001 at 10:00 A.M. at Testa, Hurwitz & Thibeault, LLP, Conference Center, 20th Floor, High Street Tower, 125 High Street, Boston, Massachusetts 02110, for the following purposes:

     1. To elect one member to the Board of Directors as a Class II Director to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

     2. To approve and adopt an amendment to the Company's 1999 Stock Plan, as amended, to increase the number of shares of Common Stock issuable over the term of the 1999 Stock Plan, as amended, by 3,000,000 shares to 6,000,000 shares in the aggregate.

     3. To ratify the selection of Arthur Andersen LLP to serve as the Company's independent auditors for the fiscal year ending June 29, 2002.

     4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on Monday, September 10, 2001, the record date fixed by the Board of Directors for such purpose.

                                      By Order of the Board of Directors,

                                      Gordon H. Hayes, Jr.
                                      Secretary

September 21, 2001

________________________________________________________________________________

  Stockholders are requested to sign the enclosed proxy card and return it in the enclosed stamped envelope by return mail.

________________________________________________________________________________

                                MATRIXONE, INC.
                              210 Littleton Road
                         Westford, Massachusetts 01886
                                _______________

                                PROXY STATEMENT
                              SEPTEMBER 21, 2001

     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of MatrixOne, Inc. (the "Company") for use at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held on Friday, November 9, 2001 at 10:00 A.M., at Testa, Hurwitz & Thibeault, LLP, Conference Center, 20th Floor, High Street Tower, 125 High Street, Boston, Massachusetts 02110.

     Only stockholders of record as of the close of business on September 10, 2001 will be entitled to vote at the meeting and any adjournments thereof. As of that date, 45,554,114 shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock") were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder delivering a proxy has the right to revoke it by written notice to the Secretary at any time before it is exercised.

     An Annual Report to Stockholders, containing financial statements for the fiscal year ended June 30, 2001, is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about October 5, 2001.

     The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as Director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The election of Directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote, and votes withheld will not be counted toward the achievement of a plurality. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

     Each of the persons named as proxies in the proxy is a Director or officer of the Company. All properly executed proxies returned in time to be cast at the meeting will be voted. With respect to the election of Directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee or group of nominees to the Board of Directors in the manner provided on the proxy. The proxies will be voted as stated below and under "Election of Directors." The stockholders also will act upon a proposal to amend the Company's 1999 Stock Plan, as amended (the "1999 Stock Plan"), and a proposal to ratify the selection of auditors. Where a choice has been specified on the proxy with respect to these matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

     The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxies.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 10, 2001, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each Director, or nominee for Director, of the Company, (iii) each of the executive officers named in the Summary Compensation Table under the caption "Compensation and Other Information Concerning Directors and Officers" below, and (iv) all Directors, nominees for Director and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, to the Company's knowledge, the beneficial owners listed have sole voting and investment power (subject to community property laws where applicable) as to all of the shares beneficially owned by them. The address of each of our executive officers and Directors is c/o MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886. As of September 10, 2001, there were 45,554,114 shares of Common Stock outstanding.

                                                                                             Amount and Nature of
                                                                                             Beneficial Ownership
                                                                                             --------------------
                                                                                        Common                           Percent
     Name and Address of Beneficial Owner                                               Stock    Options (1)    Total    of Class
     -------------------------------------                                              -----    -----------    -----    --------
     Executive Officers and Directors
     Mark F. O'Connell (2).......................................................       370,000   1,448,155   1,818,155    3.9%
     Maurice L. Castonguay.......................................................       128,750     132,185     260,935      *
     Brian M. Gallagher (3)......................................................        60,663       6,561      67,224      *
     Johannes T.J. Ruigrok.......................................................             -     309,500     309,500      *
     Michael Segal (4)...........................................................       359,350     192,123     551,473    1.2%
     Ellen Carnahan (5)..........................................................       542,825           -     542,825    1.2%
     W. Patrick Decker...........................................................             -       3,124       3,124      *
     Daniel J. Holland (6).......................................................        33,400         937      34,337      *
     James F. Morgan.............................................................       575,068         937     576,005    1.3%
     Charles R. Stuckey, Jr......................................................             -     113,437     113,437      *
     All executive officers, nominees for Director and Directors as a group
       (11 persons) (7)..........................................................     2,274,190   2,321,664   4,595,854    9.6%

____________________
       * Represents beneficial ownership of less than one percent of Common
         Stock.

       (1) Includes all options that are currently exercisable or will become exercisable within 60 days from September 10, 2001 by the beneficial owner.

       (2) Includes options to purchase 1,568 shares of Common Stock held of record by Debra A. O'Connell, Mr. O'Connell's wife, options to purchase 58,432 shares of Common Stock held of record by Mark F. O'Connell, Trustee of The Mark F. O'Connell Grantor Retained Annuity Trust - 1999, options to purchase 96,250 shares of Common Stock held of record by Gordon H. Hayes, Jr., Trustee of The Mark F. O'Connell Irrevocable Trust - 1999 for the benefit of Mr. O'Connell's children, options to purchase 58,432 shares of Common Stock held of record by Debra A. O'Connell, Trustee of The Debra A. O'Connell Grantor Retained Annuity Trust - 1999, and options to purchase 96,250 shares of Common Stock held of record by Gordon H. Hayes, Jr., Trustee of The Debra A. O'Connell Irrevocable Trust - 1999 for the benefit of Mr. O'Connell's children. Mr. O'Connell disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

       (3) Brian M. Gallagher, the Company's former Vice President of Sales, Americas, terminated his employment with the Company subsequent to the end of fiscal 2001.

       (4) Includes 24,000 shares of Common Stock and options to purchase 12,600 shares of Common Stock held of record by Lee E. Fogarty, Trustee of The Michael Segal and Kathleen A. Brown Irrevocable Trust - 1999 for the benefit of Mr. Segal's children, and 9,750 shares of Common Stock and options to purchase 5,400 shares of Common Stock held of record by Kathleen A. Brown, Mr. Segal's wife, Trustee of The Segal/Brown Family Irrevocable Trust - 1999. Mr. Segal disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

       (5) Includes 395,485 shares of Common Stock held by William Blair Capital Partners V, L.P. ("Blair Partners V"). Ms. Carnahan is a managing director of William Blair Capital Partners, L.L.C., general partner of Blair Partners V. In such capacity, Ms. Carnahan may be deemed to have beneficial ownership of the 395,485 shares of Common Stock owned by Blair Partners V. Ms. Carnahan disclaims beneficial ownership of the shares, except to the extent of her pecuniary interest therein. Ms. Carnahan will cease to serve as a Director of the Company as of the Annual Meeting.

       (6) Includes 400 shares of Common Stock owned by Patricia Holland, Mr. Holland's wife. Mr. Holland disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein.

       (7) See Notes 2 and 4-6. Does not include 60,663 shares of Common Stock and options to purchase 6,561 shares of Common Stock beneficially owned by Brian M. Gallagher, the Company's former Vice President of Sales, Americas. Mr. Gallagher terminated his employment with the Company subsequent to the end of fiscal 2001.


                             ELECTION OF DIRECTORS

     In accordance with the Company's Amended and Restated Certificate of Incorporation, the Company's Board of Directors is divided into three classes. Each class serves a three-year term, with the terms of office of the respective classes expiring in successive years. Each Class II Director is serving a term that will expire at the Annual Meeting to be held on November 9, 2001. Each Class III Director is serving a term that will expire at the annual meeting of stockholders to be held in 2002. Each Class I Director is serving a term that will expire at the annual meeting of stockholders to be held in 2003. All Directors will hold office until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Prior to the Annual Meeting, W. Patrick Decker and James F. Morgan were the Class I Directors; Ellen Carnahan and Daniel J. Holland were the Class II Directors; and Mark F. O'Connell and Charles R. Stuckey, Jr. were the Class III Directors. Ellen Carnahan is not seeking re-election to the Board of Directors, and her term will expire as of the Annual Meeting.

     The Board of Directors has nominated and recommends that Daniel J. Holland, who is currently serving as a Class II Director, be elected a Class II Director, to hold office until the annual meeting of stockholders to be held in 2004 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Mr. Holland has indicated his willingness to serve, if elected; however if he should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors or for fixing the number of Directors at a lesser number. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for a nominee will be voted FOR the election of that nominee.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEE LISTED
                                    BELOW.

     Information regarding the nominee for Director and further information with respect to the Board of Directors is set forth below.

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions held with the Company of the nominee to be elected as a Class II Director at the Annual Meeting, the current Directors who will continue to serve as Directors beyond the Annual Meeting, any current Director who will cease to serve as a Director as of the Annual Meeting, and the executive officers of the Company.

  Name                               Age  Position
  ----                               ---  --------
  Mark F. O'Connell (1).............  46  President, Chief Executive Officer and
                                          Director
  Maurice L. Castonguay.............  50  Vice President of Finance and
                                          Administration, Chief Financial
                                          Officer and Treasurer
  David W. McNelis..................  42  Vice President of Engineering
  Johannes T.J. Ruigrok.............  42  Senior Vice President of Global Sales
  Michael Segal.....................  48  Senior Vice President of Customer
                                          Success
  Jane E. Seitz.....................  50  Vice President of Human Resources
  Ellen Carnahan(2)(3)..............  46  Director
  W. Patrick Decker.................  53  Director
  Daniel J. Holland(2)(3)...........  65  Director
  James F. Morgan...................  64  Director
  Charles R. Stuckey, Jr. (2)(3)....  59  Director

_______________________

 (1)  Member of Option Committee.
 (2)  Member of Compensation Committee.
 (3)  Member of Audit Committee.

Nominees for Election at the Annual Meeting

     Daniel J. Holland has served as a Director of the Company since September 1996. Mr. Holland is a senior advisor and partner of OneLiberty Ventures, a venture capital firm he cofounded in 1995. Previously, he was cofounder and president of Morgan, Holland Ventures, a venture capital firm he cofounded in 1982. He also serves as the managing general partner of Morgan, Holland Fund. Mr. Holland serves as a director of Vista Medical Technologies, Inc., a developer and manufacturer of three-dimensional visualization systems.

Directors Whose Term Extends Beyond the Annual Meeting

     W. Patrick Decker has served as a Director of the Company since May 2001. Mr. Decker has been the president, chief operating officer and a director of Kronos Incorporated, a developer of frontline labor management software solutions, since 1996. Until 1996, he served as vice president, worldwide operations for Kronos and before that as vice president of marketing, sales and service for Kronos. Prior to joining Kronos, he served in management positions with IBM, Centronics Incorporated, Data General Corporation and Commodore Business Machines.

     James F. Morgan has served as a Director of the Company since June 1984 and as Corporate Advisor from July 1997 to March 2000. Mr. Morgan was the Chairman and Chief Executive Officer of Adra Systems from October 1996 to July 1997. Prior to joining the Company, Mr. Morgan served as a general partner of Morgan, Holland Fund, a venture capital fund organized in 1981, and as a general partner of Morgan, Holland Fund II, a venture capital fund organized in 1988. Since October 1997, Mr. Morgan has been president of the International Federation for Family Development.

     Mark F. O'Connell has served as President since September 1996 and as Chief Executive Officer and Director since July 1997. From March 1995 to September 1996, Mr. O'Connell was Vice President of Marketing. Prior to joining the Company, Mr. O'Connell held a number of management positions in finance and marketing at Digital Equipment Corp., a supplier of networked computer systems, software and services. These positions included director of software product marketing from January 1994 to March 1995, director of corporate product marketing communications from February 1993 to January 1994, director of workstations and server marketing from May 1991 to February 1993, and group manager of marketing and sales programs for the UNIX software and systems business from January 1990 to May 1991.

     Charles R. Stuckey, Jr. has served as a Director of the Company since October 1998. Mr. Stuckey has been chairman of the board of RSA Security, Inc., formerly Security Dynamics Technologies, Inc., an e-security company and a leader in user authentication systems and encryption technology, since June 1996. Mr. Stuckey served as that company's chief executive officer from March 1987 until January 2000. He is also a partner in RSA Ventures I, L.P., a venture capital fund sponsored and managed by RSA Security, Inc. Prior to RSA Security, Mr. Stuckey held various management positions in Control Data (1973 to 1986) and IBM Corporation (1966 to 1972). Mr. Stuckey also serves as a director of the Massachusetts Telecommunications Council.

Directors Whose Term does not Extend Beyond the Annual Meeting

     Ellen Carnahan has served as a Director of the Company since October 1997. Ms. Carnahan has served as a managing director at William Blair Capital Partners, L.L.C. and its predecessor funds, which are venture capital firms, since January 1988. William Blair Capital Partners, L.L.C. is an affiliate of William Blair & Company, an investment bank. From January 1983 through December 1987, she was vice president of marketing and planning at SPSS, Inc., an applications software company.

Executive Officers

     Maurice L. Castonguay has served as Chief Financial Officer, Vice President of Finance and Administration and Treasurer since January 1999. Prior to joining the Company, from August 1997 to December 1998, Mr. Castonguay was vice president of finance and chief financial officer of Stratus Computer, Inc., a supplier of fault tolerant computer platforms, applications and services. Mr. Castonguay left Stratus after it was acquired by Ascend Communications. From March 1996 to August 1997, Mr. Castonguay was vice president of finance, chief financial officer and treasurer of Gradient Technologies, Inc., a provider of security and infrastructure software. From September 1990 to March 1996, Mr. Castonguay was vice president of finance and chief financial officer at Xylogics,

Inc., a data networking and remote access company that was acquired by Bay Networks. Mr. Castonguay has served as a director of Media 100, Inc., a supplier of digital media products, since February 1997.

     David W. McNelis has served as Vice President of Engineering since January 1996. From October 1992 to January 1996, Mr. McNelis served as the Director of Engineering for Adra Systems. Prior to joining the Company, Mr. McNelis spent nine years with Sikorsky Aircraft as the senior architect of the Igor information management system.

     Johannes T. J. Ruigrok has served as Senior Vice President of Global Sales since June 2001. Prior to that, he served as Senior Vice President of Worldwide Sales and Marketing from September 2000 to June 2001 and as Vice President of Sales, Europe, Middle East and Africa from July 1998 to August 2000. From March 1996 to June 1998, Mr. Ruigrok was a managing director of Oracle GmbH Austria, an enterprise software and database management company. From January 1995 to March 1996, Mr. Ruigrok was the director of alliances, and from 1988 to January 1995 the business unit manager industry and distribution, for Oracle BV, the Netherlands.

     Michael Segal has served as Senior Vice President of Customer Success since August 2000. Mr. Segal served as Vice President of Customer Success from August 1998 to August 2000. From December 1995 to August 1998, Mr. Segal was Vice President and General Manager - Matrix. From 1988 to December 1995, Mr. Segal was Vice President of Customer Services for Adra Systems with responsibility for all customer service operations and technical support. Prior to joining the Company, Mr. Segal spent 11 years with Applicon Inc., a CAD/CAM vendor, where he held management positions in manufacturing, quality assurance and customer service.

     Jane E. Seitz has served as Vice President of Human Resources since July 1999. Prior to joining the Company, Ms. Seitz was an interim executive from May 1996 to July 1999 serving at several start-up companies, including Indigo America, Inc., a manufacturer of digital color printing products; Wellspace, Inc., a network of healthcare practitioners; and FluidSense Corp., a provider of services and products enabling hospitals to outsource the logistics of infusion therapy. From May 1991 to April 1996, Ms. Seitz was the vice president of human resources, corporate services and legal administration at the Bank of Ireland First Holdings, Inc.

  Executive officers are elected to serve at the discretion of the Board of Directors. Ms. Carnahan and Messrs. Holland, O'Connell and Stuckey were elected as Directors of the Company pursuant to an Amended and Restated Stockholders Agreement dated June 17, 1999, between the Company and certain of its stockholders, the voting provisions of which terminated on the closing of the Company's initial public offering of Common Stock. There are no family relationships among any of the directors and executive officers of the Company.

Board Committees and Meetings

  The Company has standing Audit, Compensation and Option Committees. The Board of Directors of the Company held eight meetings during the fiscal year ended June 30, 2001. The Compensation Committee, of which Messrs. Holland and Stuckey and Ms. Carnahan are members, determines the compensation of the Company's senior management and administers and makes recommendations and awards concerning the Company's stock option plans. The Compensation Committee held three meetings in fiscal 2001. The Option Committee, of which Mr. O'Connell is the sole member, makes awards to employees of the Company below the level of director pursuant to the Company's stock option plans, within parameters set by the Board of Directors. The Option Committee held no meetings in fiscal 2001 and conducted all of its business by unanimous consent. The Audit Committee, of which Messrs. Holland and Stuckey and Ms. Carnahan are members, oversees financial results and internal controls of the Company, including matters relating to the appointment and activities of the Company's independent auditors. Ms. Carnahan will cease to be a Director and member of the Audit Committee as of the Annual Meeting; and Mr. Decker will become a member of the Audit Committee following the Annual Meeting. The Audit Committee held four meetings during fiscal 2001. During fiscal 2001, no incumbent Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a Director) and (ii) the total number of meetings held by all Committees of the Board of Directors on which he or she served (during the period that he or she served on such Committee).

  The Board of Directors does not have a standing nominating committee or committee performing similar functions.

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

  The following table shows compensation information with respect to services rendered to the Company in all capacities during the fiscal years ended June 30, 2001, July 1, 2000 and July 3, 1999 for (i) the individual who served as the Chief Executive Officer for the fiscal year ended June 30, 2001, and (ii) each of the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 in the fiscal year ended June 30, 2001 (collectively with the Chief Executive Officer, the "Named Officers"):

                                             Summary Compensation Table

                                                                                         Long-Term
                                                                                       Compensation
                                                         Annual Compensation (1)        Awards (2)
                                                         -----------------------        ----------
                                                Fiscal                Bonus and         Securities           All Other
Name and Principal Position                      Year    Salary      Commissions     Underlying Options    Compensation
---------------------------                      ----    -------     -----------     ------------------    ------------
 Mark F. O'Connell............................    2001  $300,577        $230,450            218,250          $17,146(3)
  President, Chief Executive Officer              2000   230,000         173,000            157,500              432(3)
  and Director                                    1999   215,000          99,446                  -            1,236(3)
 Maurice L. Castonguay (4)....................    2001   186,689          36,061             25,000            1,005(3)
  Vice President of Finance and                   2000   175,000          34,412             60,000                -
  Administration, Chief Financial Officer         1999    83,013          35,000            450,000                -
  and Treasurer
 Brian M. Gallagher (5).......................    2001   176,122         420,526             35,000                -
  Vice President of Sales, Americas               2000   175,000         459,169                  -                -
                                                  1999       673               -            472,500                -
 Johannes T. J. Ruigrok.......................    2001   172,176          59,791             75,000            2,569(6)
  Senior Vice President of Global Sales           2000   122,901         259,590             36,000           17,040(7)
                                                  1999   130,539          70,858            414,000           13,886(8)
 Michael Segal................................    2001   201,282          80,000             75,000           10,985(3)
  Senior Vice President of Customer               2000   170,000          75,004             45,000            7,612(3)
  Success                                         1999   170,000          63,470             36,000            8,667(3)

_______________________
(1) Excludes perquisites and other personal benefits, if any, the aggregate amount of which for each officer was less than the lesser of $50,000 or 10% of the total of annual salary and commission and bonus reported.
(2) The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during fiscal 2001, 2000 or 1999.
(3)  Represents medical reimbursements.
(4)  Maurice L. Castonguay joined the Company on January 11, 1999.
(5) Brian M. Gallagher terminated his employment with the Company subsequent to the end of fiscal 2001.
(6) Consists of $2,267 for an automobile allowance and $302 for medical reimbursements.
(7) Consists of $14,999 for an automobile allowance and $2,041 for medical reimbursements.
(8)  Consists of an automobile allowance.

Option/SAR Grants in Last Fiscal Year

  The following table sets forth information concerning the stock option grants made to each of the Named Officers in fiscal 2001. The exercise price per share of each option was equal to the fair market value of the Common Stock on the grant date as determined by the Board of Directors of the Company, and the options become exercisable at the rate of 6.25% of the total option grant at the end of each 3-month period from the date the option begins to vest. The Company did not grant any stock appreciation rights in fiscal 2001. The potential realizable value represents amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of the

Common Stock and the date on which the options are exercised. There can be no assurance that the rates of appreciation assumed in the table can be achieved or that the amounts reflected will be received by the Named Officers.

                       Option Grants in Last Fiscal Year

                                                     Individual Grants
                              ----------------------------------------------------------------
                                                     Percent of Total                               Potential Realizable Value at
                                Number of            Options Granted                                Assumed Annual Rates of Stock
                                Securities                  to         Exercise                         Price Appreciation
                                Underlying            Employees in       Price       Expiration           for Option Term
                                                                                                    -----------------------------
Name                          Options Granted         Fiscal Year      Per Share        Date            5%                10%
-------------------------     ---------------       -----------------  ---------     ----------     -----------       -----------
Mark F. O'Connell........        218,250                  9.21%           $36.50        9/6/10       $5,009,853       $12,695,952
Maurice L. Castonguay....         25,000                  1.05             36.50        9/6/10          573,866         1,454,290
Brian M. Gallagher.......         35,000                  1.48             36.50        9/6/10          803,413         2,036,006
Johannes T.J. Ruigrok....         75,000                  3.16             36.50        9/6/10        1,721,599         4,362,870
Michael Segal............         75,000                  3.16             36.50        9/6/10        1,721,599         4,362,870

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
--------------------------------------------------------------------------
Values
------

  The following table sets forth information regarding stock option exercises in the last fiscal year and exercisable and unexercisable stock options held as of June 30, 2001 by each of the Named Officers. Amounts described in the following table under the heading "Value Realized" were calculated based on the difference between (i) the fair market value, which is deemed to be the closing price of the Company's Common Stock on the date of exercise or, if sold on that date, the actual sale price, and (ii) the exercise price of the options, in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended, and do not necessarily reflect amounts received by the Named Officers. Amounts described in the following table under the heading "Value of Unexercised In-the-Money Options at Year End" are based upon the fair market value of the Common Stock as of June 30, 2001, which was $23.19 per share as quoted on the Nasdaq National Market, less the applicable exercise price, multiplied by the number of shares underlying the options.

 Aggregated Option Exercises in Last Fiscal Year and Option Values at June 30,
                                     2001

                                                                        Number of Shares of
                                                                     Common Stock Underlying            Value of Unexercised
                                                                       Unexercised Options                  In-the-Money
                                                                           at Year End                   Options at Year End
                                                                  -----------------------------     -------------------------------
                                  Shares Acquired      Value
          Name                      on Exercise      Realized     Exercisable     Unexercisable     Exercisable       Unexercisable
----------------------------      ---------------   ----------    -----------     -------------     -----------       -------------
Mark F. O'Connell...........          87,500        $2,269,568     1,233,579         434,674        $27,086,754        $5,795,241
Maurice L. Castonguay.......          96,250         1,881,650        67,811         258,439          1,200,584         4,899,254
Brian M. Gallagher..........         147,657         4,420,811         6,561         294,221                  -         5,985,411
Johannes T.J. Ruigrok.......          91,750         2,467,870       248,562         184,688          5,328,845         2,801,745
Michael Segal...............         197,064         3,280,573       284,623         114,377          6,142,095         1,198,755

Employment Agreements and Change in Control Arrangements
--------------------------------------------------------

  On November 1, 2000, the Company entered into an employment agreement (the "Agreement") with Mark F. O'Connell, the President and Chief Executive Officer. His salary will be as set and adjusted by the Board of Directors from time to time, but not less than $300,000 per year. He is eligible for an annual bonus of up to $220,000, based on the Board's determination as to his satisfaction of certain goals and objectives set by the Board, and the Board may adjust the bonus ceiling from time to time. The Agreement has an initial term of two years and automatically renews thereafter for successive one year terms, unless notice is given at least 90 days prior to expiration of the then current term. If Mr. O'Connell's employment is terminated by the Company without cause (as defined in the Agreement), or by Mr. O'Connell for good reason (as defined in the Agreement), he will receive 12 months' salary continuation and payment of certain medical insurance costs for up to 12 months or until he has begun new employment. In the event that Mr. O'Connell is terminated without cause because of and within one year after a change of control (as defined in the Agreement), or if he is not offered a comparable position in the surviving company after a change of control, he will receive the salary continuation and medical insurance payments described in the preceding sentence for an 18-month period. In the event that Mr. O'Connell becomes disabled, his employment will terminate and he will receive a payment equal to 12 months' salary, less any payments he receives from the Company's health and disability insurance programs.

  On January 11, 1999, the Company entered into an employment arrangement with Maurice L. Castonguay, the Chief Financial Officer, Vice President of Finance and Administration and Treasurer. The agreement provides that, in the event of a change of control of the Company, all of Mr. Castonguay's unvested options will be accelerated and become fully vested. The arrangement also provides Mr. Castonguay with a one-year severance package equal to his base salary plus bonus and all customary executive benefits in the event of a change of control of, or if he terminates his employment for good reason within 18 months of a change of control of, the Company.

  On June 3, 1999, the Company entered into an employment arrangement with Brian
M. Gallagher, the former Vice President of Sales, Americas. The arrangement provides that Mr. Gallagher would receive six months of his targeted total compensation upon the termination of his employment for any reason. Mr. Gallagher terminated his employment with the Company subsequent to the end of fiscal 2001.

  The former standard option agreements under the Company's Amended and Restated 1987 Stock Option Plan (the "1987 Stock Plan") and the Amended and Restated 1996 Stock Plan (the "1996 Stock Plan") provide that if the Board of Directors approves a change in control transaction, as long as such transaction occurs while the employee is still employed by the Company, then all unvested options of the employee shall be accelerated. After acceleration, the employee may then exercise their options in full. For all options granted after July 31, 2001, the Compensation Committee has changed the option agreements under the 1996 Stock Plan to provide for the acceleration of unvested awards by a period of 24 months upon a change in control. The 1999 Stock Plan provides for the acceleration of unvested awards by a period of 24 months upon the consummation of an acquisition. In addition to or in lieu of the foregoing, with respect to outstanding options only, the Board of Directors may, upon written notice to the affected optionees, provide that any outstanding options shall become immediately exercisable in full. The standard option agreements under the 1987 Stock Plan, 1996 Stock Plan and the 1999 Stock Plan further provide that if any exercise of accelerated options or the acceleration of the vesting of any options would result in an excess parachute payment under Section 280G(b) of the Internal Revenue Code, then the exercise or vesting of that portion of the options, or any acceleration thereof, resulting in the excess payment shall not be allowed or shall not occur, subject in the 1999 Stock Plan to certain circumstances.

Stock Performance Graph

  The following graph compares the percentage change in the cumulative total stockholder return on the Common Stock for each of the Company's fiscal quarters during the period from the Company's initial public offering on February 29, 2000 through June 30, 2001 with the cumulative total return for the Nasdaq Composite Stock Market Index and the Nasdaq Computer & Data Processing Index. The comparison assumes $100 was invested on March 1, 2000, the date the Company's Common Stock began publicly trading, in the Company's Common Stock (Nasdaq: MONE) and in each of the foregoing indices and assumes reinvestment of dividends, if any. The March 1, 2000 stock price for the Company's Common Stock is based on the initial public offering price of $25.00 per share.

                 COMPARISON OF CUMULATIVE TOTAL RETURN (1) (2)

                                    [GRAPH]

                              Nasdaq
               MONE           Composite      Nasdaq C&D
  3/1/00       $100.00        $100.00        $100.00
  4/1/00       $159.75        $ 95.58        $ 99.51
  7/1/00       $162.50        $ 82.90        $ 86.35
 9/30/00       $160.00        $ 76.77        $ 78.23
12/30/00       $ 72.75        $ 51.64        $ 47.70
 3/31/01       $ 68.25        $ 38.47        $ 32.71
 6/30/01       $ 92.76        $ 45.18        $ 39.95


______________
(1) Prior to March 1, 2000, the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from www.marketdata.nasdaq.com, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

Compensation Committee Report on Executive Compensation

  The Compensation Committee, which is comprised of three outside Directors, determines the compensation of the Company's senior management and administers and makes recommendations and awards under the Company's stock option plans.

  The Company's executive compensation policies are designed to promote the following objectives:

     .    to enhance profitability of the Company and increase stockholder value;
     . to provide levels of compensation that assist the Company in attracting, motivating and retaining qualified executives;
     .    to recognize individual initiative and achievement; and
     . to align the interests of the Company's management with those of stockholders.

  The Company's executive compensation program for fiscal 2001 consisted of the following elements (i) base salary, (ii) incentive compensation in the form of annual cash bonuses, and (iii) long-term incentive compensation in the form of incentive and non-qualified stock options. All of these elements are administered by the Compensation Committee. Executive officers are also eligible to participate in certain benefit programs that are generally available to all employees of the Company, including life insurance and other employee benefits and a 401(k) retirement savings plan. In all cases, the Compensation Committee's decisions involving executive officer compensation are ultimately based on the committee's judgment regarding the best interests of the Company and its stockholders.

  Base Salary
  Base salary compensation levels for each of the Company's executive officers, including the Chief Executive Officer, are generally determined by evaluating
(i) the experience of and the responsibilities to be held by the individual,
(ii) the Company's past financial performance and future expectations and (iii) individual performance. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon consideration of all of these factors, as well as the progress made with respect to the Company's long-term goals and strategies. The Compensation Committee also considers generally available information regarding salaries paid to executive officers with comparable qualifications, experience and responsibilities at companies in the same or similar business. Base salary levels for each of the Company's executive officers, other than the Chief Executive Officer, are also based upon evaluations and recommendations made by the Chief Executive Officer. With respect to executive officers who first join the Company during a fiscal year, special consideration is given to each officer's compensation package at his/her prior place of employment.

  Annual Incentive Compensation
  Each executive officer, including the Chief Executive Officer, is entitled to receive annual incentive compensation, in the form of cash bonuses based on the achievement by the Company of predetermined revenue and earnings objectives, as well as the performance of the individual executive officer. Cash bonuses are intended to constitute a significant portion of an executive officer's incentive and total compensation package. Cash bonuses for each of the Company's executive officers, other than the Company's Chief Executive Officer, are also based upon recommendations made by the Chief Executive Officer.

  Long-Term Incentive Compensation
  Long-term incentive compensation, in the form of stock options, provide a stock-based incentive to improve the Company's financial performance by allowing the executive officers to share in any appreciation in the value of the Company's Common Stock. Accordingly, the Compensation Committee believes that stock option participation aligns the interests of executive officers with those of the Company's stockholders by encouraging executive officers to maximize the value of the Company. Stock options also assist in the recruitment, motivation and retention of key professional and managerial personnel. Stock options are granted to executive officers from time to time based primarily upon the individual's actual and/or potential contributions to the Company, competitive market practices, and the Company's financial performance. When establishing stock option grant levels for executive officers, the Compensation Committee considers existing levels of stock ownership, previous grants of stock options, vesting schedules of previously granted options and the current market value of the Company's Common Stock. Stock options granted under the Company's various stock option plans have an exercise price equal to the fair market value of the stock on the date of grant.

  Compensation of the Chief Executive Officer
  Mr. O'Connell is the President and Chief Executive Officer and a Director of the Company. His fiscal 2001 performance was evaluated on the basis of the factors described above applicable to executive officers generally. The annual bonus and stock option grant components of his compensation, as well as his salary, reflect the Company's strong financial performance, the continued introduction and commercialization of new products and progress toward achieving business goals, as well as the achievement by Mr. O'Connell of other non-financial goals.

  Deductibility of Executive Compensation Expenses
  In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by
Section 162(m) of the Code, and it is the Compensation Committee's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

          Respectfully submitted by the Compensation Committee:

          Ellen Carnahan
          Daniel J. Holland
          Charles R. Stuckey, Jr.

Compensation of Directors

  Non-employee Directors are reimbursed for their reasonable travel expenses in attending meetings of the Board of Directors. Non-employee Directors receive cash compensation of $4,000 per quarter for services provided as Directors. Directors are also eligible to participate in the 1996 Stock Plan and the 1999 Stock Plan. Directors who are officers or employees of the Company do not receive any additional compensation for their services as Directors.

Compensation Committee Interlocks and Insider Participation

  No interlocking relationship exists between the Board of Directors or the Compensation Committee and the board of directors or the compensation committee of any other company, nor has any interlocking relationship existed in the past.

Audit Committee Report

  The Audit Committee, of which Messrs. Holland and Stuckey and Ms. Carnahan are members, reviews with the Company's independent auditors the scope and timing of their audit services and any other services they are asked to perform, the auditor's report on the Company's consolidated financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. The Audit Committee held four meetings during fiscal 2001.

  The Audit Committee has reviewed and discussed the audited financial statements of the Company for fiscal 2001 with management and has discussed with Arthur Andersen LLP, among other things, the methods used to account for significant unusual transactions, the effect of significant accounting policies in emerging areas, the process used by management in formulating sensitive accounting estimates and other matters required under SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified or supplemented. In addition, the Audit Committee has received written disclosures and a letter from Arthur Andersen LLP regarding their independence as auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with Arthur Andersen LLP the status of their independence.

  Based upon this review of the above-mentioned issues, the Audit Committee has recommended to the Board of Directors that the audited annual financial statements of the Company for fiscal 2001 be included in the Company's Annual Report on Form 10-K for fiscal 2001.

  The Board of Directors has adopted a written charter for the Audit Committee. While Messrs. Holland and Stuckey are independent directors under Rule 4200(a)(15) of the National Association of Security Dealers, Inc. ("NASD") listing standards, Ms. Carnahan is not currently independent under the NASD rules, because she is a managing director of William Blair Capital Partners, L.L.C., which is general partner of William Blair Capital Partners V, L.P., which, until November 7, 2000, was deemed an affiliate of the Company due to its holdings of the Common Stock of the Company. The Board of Directors has appointed Ms. Carnahan to the Audit Committee despite this status because of the key role she has played at the Company since first being appointed to the Board of Directors in October 1997. Ms. Carnahan has served on the Audit Committee for two years and prior to that was a key financial advisor to the Company with extensive knowledge of the historical and present financial operation of the Company. Due to this long standing relationship and her integral knowledge of the Company and its financial matters, the Board of Directors believes this is an exceptional circumstance under the NASD rules and that it is in the best interest of the Company and its stockholders for Ms. Carnahan to serve as an Audit Committee member. Ms. Carnahan will, however, cease to serve as a Director and an Audit Committee member as of the Annual Meeting. Following the Annual Meeting, W. Patrick Decker, an independent director under Rule 4200(a)(15) of the NASD listing standards, will become a member of the Audit Committee.

          Respectfully submitted by the Audit Committee:

          Ellen Carnahan
          Daniel J. Holland
          Charles R. Stuckey, Jr.

Certain Relationships and Related Transactions

  The following table sets forth information regarding certain term promissory notes entered into between the Company and one of the Company's Directors, which were used to exercise options to purchase shares of the Company's Common Stock. All such promissory notes have been paid in full. The largest aggregate amount outstanding under such notes since the beginning of the Company's last fiscal year was $498,750, excluding accrued interest. The Director had pledged the purchased shares of Common Stock to secure such notes.

               Summary Term Promissory Notes as of September 10, 2001

                                                                                                                        Principal
                                         Date of                   Pledged Shares                              Date    Outstanding
   Name and Principal Position       Promissory Note    Principal  of Common Stock  Interest Rate   Due Date  Repaid    at 9/10/01
   ---------------------------       ---------------    ---------  ---------------  -------------   --------  ------    ----------
 James F. Morgan..................       9/27/99        $ 66,500       150,000            8%         9/27/01  7/24/00        -
   Director                              2/28/00         332,500       750,000            8          2/28/02  9/28/00        -
                                         2/29/00          99,750       225,000            8          2/29/02  7/24/00        -

  The Company believes that all transactions set forth above were made on terms no less favorable to it than would have been obtained from unaffiliated third parties. The Company has adopted a policy whereby all future transactions between it and any of its officers, Directors and affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of its Board of Directors.

                              PROPOSAL TO APPROVE
                         AMENDMENT TO 1999 STOCK PLAN

  The 1999 Stock Plan was adopted by the Company's Board of Directors on January 20, 2000, approved by the stockholders on January 20, 2000 and approved, adopted and ratified by the stockholders on November 6, 2000. On July 31, 2001, the Company's Board of Directors approved an Amendment to the 1999 Stock Plan (the "Amendment") pursuant to which the number of shares of Common Stock reserved for issuance thereunder would be increased by an additional 3,000,000 shares to 6,000,000 shares, which Amendment is attached to this proxy statement as Appendix A. Stockholder approval of the Amendment is required by the terms of
   ----------
the 1999 Stock Plan.

  As of September 10, 2001, options to purchase an aggregate of approximately 10,012,756 shares of Common Stock were outstanding under the 1987 Stock Plan, 1996 Stock Plan and 1999 Stock Plan, and approximately 477,287 shares were available for future grant under such plans. The Board of Directors has resolved not to grant additional options under the 1987 Stock Plan. Approximately 378,853 shares remain available for grant under the 1996 Stock Plan, and approximately 98,434 shares remain available for grant under the 1999 Stock Plan. If the proposal to approve the Amendment is approved, approximately 3,098,434 shares will be available for future grant under the 1999 Stock Plan.

  The Board of Directors believes that in order to attract and retain qualified employees, it is necessary to continue to grant options to such employees. The Board of Directors believes that the remaining shares in the 1996 Stock Plan and the 1999 Stock Plan are insufficient for this purpose, especially due to the planned addition of new employees to continue the growth of the Company.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF AN AMENDMENT TO THE 1999 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE OVER THE TERM OF THE 1999 STOCK PLAN BY 3,000,000 SHARES TO 6,000,000 SHARES IN THE AGGREGATE.

  The material features of the 1999 Stock Plan are outlined below.

  The Company intends the 1999 Stock Plan to provide incentives to all of its officers, employees and Directors, and to its consultants and advisors, by providing them with opportunities to participate in the ownership of the Company through the following:

     .    the grant of options that qualify as incentive stock options under
          Section 422(b) of the Code;
     .    the grant of options that do not qualify as incentive stock options;
     .    awards of stock; and
     .    opportunities to make direct purchases of stock.

  Both incentive stock options and non-qualified options are referred to hereafter individually as an "Option" and collectively as "Options." Options, awards of stock and authorizations to make purchases of stock are referred to hereafter individually as a "Stock Right" and collectively as "Stock Rights."

  Other than as set forth below, the Compensation Committee of the Board of Directors administers the 1999 Stock Plan. Subject to the provisions of the 1999 Stock Plan, the Compensation Committee has the authority to select the persons to whom Stock Rights are granted and determine the terms of each Stock Right. The Board of Directors has also created an Option Committee, consisting of one member, Mark F. O'Connell. The Board of Directors periodically grants authority to the Option Committee for a limited period of time to grant Options under the 1999 Stock Plan to employees below the level of director, subject to limits on the number of options that may be granted to any one individual and in total, and on the pricing of options.

 Stock Rights may be granted under the 1999 Stock Plan at any time prior to January 20, 2010.

  The 1999 Stock Plan currently authorizes the issuance of up to 3,000,000 shares of Common Stock, but no employee may be granted Stock Rights to acquire, in the aggregate, more than 300,000 shares of stock in any one fiscal year. Any shares subject to a Stock Right that expires, terminates or is surrendered or forfeited may again be available for grant under the 1999 Stock Plan.

  Options granted under the 1999 Stock Plan generally vest quarterly over four years. The Compensation Committee or Option Committee may, however, specify a different vesting schedule for any particular grant. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The 1999 Stock Plan provides that upon an acquisition of the Company, the vesting of all unvested Stock Rights will accelerate by 24 months. The Compensation Committee has the right to accelerate the date of exercise of any installment of any Stock Right or to free some or all of the restrictions on any Stock Right despite the fact that the foregoing actions may cause (i) the application of Sections 280G and 4999 of the Code if an acquisition of the Company occurs or (ii) disqualify all or part of any Option as an incentive stock option.

  Stock Rights are not assignable or transferable by the grantee except by will, by the laws of descent or distribution or, in the case of a non-qualified option, pursuant to a valid domestic relations order or to certain identified persons or entities for estate planning reasons, both only with the consent of the Company's Chief Executive Officer or Chief Financial Officer.

  The Board of Directors may terminate the 1999 Stock Plan at any time, but such termination will not affect any Stock Rights then outstanding under the 1999 Stock Plan. Unless terminated by action of the Board of Directors, the 1999 Stock Plan will continue in effect until January 20, 2010, but Stock Rights granted prior to that time will continue in effect until they expire in accordance with their terms. The Board of Directors may also amend the 1999 Stock Plan as it deems advisable, subject to any applicable statutory or regulatory requirement to obtain shareholder approval when and if so requested.

  Certain Federal Income Tax Considerations with Respect to the 1999 Stock Plan

  With respect to incentive stock options, if the holder of an option (i) does not dispose of the shares acquired upon exercise of the option within one year from the transfer of such shares to such employee, and (ii) does not dispose of such shares within two years from the date the option to acquire such shares is granted, for federal income tax purposes:

     . the optionee will not recognize any income at the time of the exercise of the option;
     . the excess of the fair market value of the shares as of the date of exercise over the option price will constitute an item of income for purposes of the alternative minimum tax; and
     . the difference between the option price and the amount realized upon the sale of the shares by the optionee will be treated as a long-term capital gain or loss.

  The Company will not be allowed a deduction for federal income tax purposes in connection with the granting of an incentive stock option or the issuance of shares thereunder.

  If the holder of an incentive stock option disposes of the shares acquired upon exercise of the option within one year from the transfer of such shares to such employee, or within two years from the date the option to acquire such shares was granted (each a "Disqualifying Disposition"), then for federal income tax purposes, in most cases, the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the incentive stock option over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition. The difference between the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized as a result of such disposition will be treated as capital gain.

  In any year that an optionee recognizes compensation income on a Disqualifying Disposition of stock acquired by exercising an incentive stock option, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

  With respect to the grant of options that are not incentive stock options, the person receiving an option will recognize no income on receipt thereof. Upon the exercise of the option, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company will receive an equivalent deduction at that time. The optionee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares acquired upon exercise of the non-qualified option and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income) when the optionee sells the shares.

  Persons receiving Common Stock under the 1999 Stock Plan pursuant to an award of Common Stock or a grant of an opportunity to purchase Common Stock will generally recognize ordinary income equal to the fair market value of the shares received in the case of an award, or in the case of a purchase, the fair market value of the shares, reduced by any purchase price paid. The Company generally should be entitled to a corresponding tax deduction. When such Common Stock is sold, the seller generally will recognize capital gain or loss. Special rules apply if the stock acquired is subject to vesting.

  Approval and adoption of the Amendment to the 1999 Stock Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock voting on the proposal at the Annual Meeting. The full text of the proposed Amendment to the 1999 Stock Plan is included as Appendix A to this proxy
                                                ----------
statement.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF AN AMENDMENT TO THE 1999 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE OVER THE TERM OF THE 1999 STOCK PLAN BY 3,000,000 SHARES TO 6,000,000 SHARES IN THE AGGREGATE.

Option Information

  The Company's Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 100,000,000 shares of Common Stock. As of September 10, 2001, authorized shares of the Company were issued and outstanding or subject to outstanding options or reserved for future grants as follows:

Issued and Outstanding Shares of Common Stock..... 45,554,114

                                                      Shares      Shares
                                                      Subject    Reserved
                                                        To          For
                                                   Outstanding    Future
                                                     Options      Grants
                                                   -----------  ----------

Stock-based Compensation Plans:
   1987 Stock Plan*...........................         166,361           -
   1996 Stock Plan............................       6,945,495     378,853
   1999 Stock Plan............................       2,900,900      98,434
   2000 Employee Stock Purchase Plan..........               -   1,274,819
                                                    ----------   ---------
       Totals.................................      10,012,756   1,752,106
                                                    ==========   =========
__________________

     * The Board of Directors has resolved not to grant additional options under the 1987 Stock Plan and will not grant any more options under it in the future.

  The outstanding options under all of the above stock-based compensation plans, as of September 10, 2001 were held as follows:

                                                                              Shares Subject
                                                                          To Outstanding Options
                                                                          ----------------------
All executive officers as a group........................................        3,511,190
All current Directors (who are not executive officers) as a group........          172,500
All employees (who are not executive officers) as a group................        6,329,066

                     RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors for the fiscal year ending June 29, 2002. Arthur Andersen LLP has served as the Company's auditors and outside accountants since August 1983. It is expected that a representative of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 29, 2002.

  The ratification of this selection is not required under the laws of the State of Delaware where the Company is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for future fiscal years.

Accounting Fees

  The Company's Audit Committee has considered whether the independent auditors' provision of non-audit services to the Company and the fees charged for them, as set out below, are compatible with the auditors' independence and believes such services are compatible with maintaining the auditors' independence.

    Audit Fees: The aggregate audit fees billed to the Company by Arthur Andersen LLP during fiscal 2001 for review of the Company's annual financial statements and those financial statements included in its quarterly reports on Form 10-Q totaled $330,000.

    Financial Information Systems Design and Implementation Fees: No financial information systems design and implementation fees were billed to the Company by Arthur Andersen LLP during fiscal 2001.

    All Other Fees: The aggregate of "All Other Fees" billed to the Company by Arthur Andersen LLP during fiscal 2001 for non-audit services totaled $961,000. This figure includes fees billed for tax advisory and compliance services and customer relationship management systems implementation.


                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company's principal executive offices not later than June 7, 2002. The deadline for providing timely notice to the Company of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders of the Company is August 21, 2002. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that all notices of proposals by stockholders should be sent Certified Mail - Return Receipt Requested to the attention of:
Maurice L. Castonguay, MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886.

                           EXPENSES AND SOLICITATION

  The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company and/or a proxy solicitor may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended June 30, 2001 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended June 30, 2001.

                                                                      Appendix A
                                                                      ----------

                                AMENDMENT NO. 2
                  MATRIXONE, INC. 1999 STOCK PLAN, AS AMENDED


      MatrixOne, Inc.'s 1999 Stock Plan, as amended (the "Plan"), is hereby amended as follows:

1. Section 3(a) of the Plan is amended and restated in its entirety as follows:

     "Number of Shares. Subject to adjustment under Section 3(c), the aggregate
      ----------------
     number of shares of Common Stock of the Company (the "Common Stock") that may be issued pursuant to the Plan is 6,000,000 shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed 6,000,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

2.   Except as modified hereby, the Plan shall remain in full force and effect.

                                  DETACH HERE

                                     PROXY

                                MATRIXONE, INC.

                              210 Littleton Road
                         Westford, Massachusetts 01886

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MATRIXONE, INC.

  The undersigned holder of Common Stock of MatrixOne, Inc., a Delaware corporation (the "Company"), hereby appoints Mark F. O'Connell and Maurice L. Castonguay, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned is entitled to vote at the Company's 2001 Annual Meeting of Stockholders, to be held on Friday, November 9, 2001, at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, Conference Center, 20th Floor, High Street Tower, 125 High Street, Boston, MA 02110 and at any adjournments or postponements thereof.

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

-------------                                                     -------------
 SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
     SIDE                                                              SIDE
-------------                                                     -------------

--------------------------------------------------------------------------------

                                  DETACH HERE

{X}  Please mark
     votes as in
     this example.

--------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.
--------------------------------------------------------------------------------


1.   Election of Director.

     Nominee:  (01) Daniel J. Holland

          FOR                    WITHHELD
          THE      {_}      {_}  FROM THE
        NOMINEE                  NOMINEE


                                                  FOR     AGAINST     ABSTAIN
2.   To approve and adopt an amendment to the     {_}       {_}         {_}
     1999 Stock Plan to increase the aggregate number of shares that may be issued thereunder from 3,000,000 to 6,000,000.

                                                  FOR     AGAINST     ABSTAIN
3.   To ratify the selection of Arthur            {_}       {_}         {_}
     Andersen LLP as independent auditors.

In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.



                     MARK HERE                    MARK HERE IF
                    FOR ADDRESS     {_}           YOU PLAN TO   {_}
                     CHANGE AND                   ATTEND THE
                    NOTE AT LEFT                    MEETING

                                        NOTE: Please sign exactly as name
                                        appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

                                        Please sign, date and return promptly in the accompanying envelope.


     Signature:  ______________________________  Date:  ___________

     Signature:  ______________________________  Date:  ___________